UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2019
______________________________

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 N. Main Street
Euless, Texas 76039
(Address of principal executive offices, including ZIP code)

(817) 835-4105
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Accounting Officer

The Board of Directors (the "Board") of U.S. Concrete, Inc. (the “Company”) appointed Gibson T. Dawson as the Company's Vice President, Corporate Controller and Chief Accounting Officer effective February 13, 2019 (the "Effective Date").  Previously, John E. Kunz served as the Company’s Principal Accounting and Financial Officer.  As of the Effective Date, Mr. Kunz continues to serve as the Company's Chief Financial Officer and Principal Financial Officer.

Mr. Dawson, age 53, joined the Company in August 2017 as its Corporate Controller.  From May 2007 to August 2017, Mr. Dawson served as Vice President, Corporate Controller for PFSweb, Inc., a global commerce services company. Prior to assuming such role, Mr. Dawson served as Director, Corporate Controller for PFSweb from 1999 to 2007.  From 1996 to 1998, Mr. Dawson was Controller for Independent National Distributors, Inc., an independent label prerecorded music distributor.   Prior to that, Mr. Dawson spent nine years with the international public accounting firm of KPMG where he rose to the position of senior manager in the assurance practice.  Mr. Dawson received his B.B.A. in Accounting from Baylor University and is a Certified Public Accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: February 15, 2019	By:	/s/ John E. Kunz
John E. Kunz
Senior Vice President and Chief Financial Officer (Principal Accounting Officer)